Shapeways Holdings, Inc.

2022 New Employee Equity Incentive Plan

As Adopted by Approval of the Board on September 15, 2022

Shapeways Holdings, Inc.
2022 New Employee Equity Incentive Plan
ARTICLE 1. INTRODUCTION.
The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Employees with exceptional qualifications and (c) linking Employees directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, SARs, Restricted Shares, Restricted Stock Units, and other cash-based, equity-based or equity-related Awards that the Compensation and Human Capital Committee of the Board (or such other committee as described in Article 2 that may be designated by the Board from time to time to administer the Plan, the “Committee”) determines are consistent with the purpose of the Plan and the interests of the Company. The Plan is designed to attract new employees and is intended to satisfy the requirements of NYSE Listed Company Manual Section 303A.08. Capitalized terms used in this Plan are defined in Article 14.
ARTICLE 2. ADMINISTRATION.
2.1General
. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:
(a)Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;
(b)Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Exchange Act Rule 16b-3 (or its successor); and
(c)Any other requirements imposed by applicable law, regulations or rules.
2.2Committee Responsibilities. The Committee shall: (a) select the Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features, terms and conditions of such Awards (including the form of settlement in cash, Common Shares or other securities, Awards or property), (c) determine performance criteria for the Awards and whether such performance criteria has been attained, (d) interpret the Plan and Awards granted under the Plan, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (g) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (h) make all other decisions relating to the operation of the Plan and Awards granted under the Plan. In addition, with regard to the terms and conditions of Awards granted to Employees outside of the United States or not subject to taxation under the laws of the United States, the Committee may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so, including, where applicable, varying from the requirements set forth in Articles 5.3 and 6.3.
2.3Effect of Committee’s Decisions. The Committee’s decisions, determinations and interpretations shall be final, conclusive and binding on all interested parties.
2.4 No Rights to Awards or Uniformity of Treatment. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of

Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.
2.5Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
3.1Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares issued under the Plan shall not exceed five million (5,000,000) Common Shares (the “Plan Share Limit”). The Plan Share Limit shall be subject to adjustment pursuant to Article 9.
3.2Shares Returned to Reserve. To the extent that an Option, SAR, Restricted Stock Unit or other Award granted under the Plan is forfeited, cancelled, terminated or expires for any reason without the delivery of all Common Shares subject thereto, or is settled other than wholly by delivery of Common Shares (including cash settlement), then the number of Common Shares subject to such Award that were not issued with respect to such Award will not be treated as issued and will not count against the Plan Share Limit. If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under the Plan Share Limit and the balance shall again become available for issuance under the Plan. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited or reacquired by the Company pursuant to a repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan.
3.3Awards Not Reducing Share Reserve. To the extent permitted under applicable exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units.
ARTICLE 4. ELIGIBILITY.
Only Employees shall be eligible for the grant of Awards.
ARTICLE 5. OPTIONS.
5.1Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
5.2Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.
5.3Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.
5.4Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any portion of the Option is to become vested and/or exercisable. The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions, such other conditions as the Committee may determine, or any combination of such conditions. The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
5.5Death of Optionee. After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by such Optionee’s beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, which beneficiary designation shall be effective only if the prescribed form is received by the Company before the Optionee’s death. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was properly designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by such Optionee’s estate.
5.6Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair such Optionee’s rights or obligations under such Option.
5.7Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
5.8Payment for Option Shares. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased. In addition, the Committee may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:
(a)Subject to any conditions or limitations established by the Committee, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate Exercise Price for the Common Shares as to which such Option will be exercised;
(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;
(c)Subject to such conditions and requirements as the Committee may impose from time to time, through a net exercise procedure; or
(d)Through any other form or method consistent with applicable laws, regulations and rules.
ARTICLE 6. STOCK APPRECIATION RIGHTS.
6.1SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
6.2Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.
6.3Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

6.4Exercisability and Term. Each SAR Agreement shall specify the date when all or any portion of the SAR is to become vested and exercisable. The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions, such other conditions as the Committee may determine, or any combination thereof. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
6.5Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after such Optionee’s death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine in its sole discretion. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value of a Common Share on such date, and any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.
6.6Death of Optionee. After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by such Optionee’s beneficiary or beneficiaries. Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, which beneficiary designation shall be effective only if the prescribed form is received by the Company before the Optionee’s death. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death. If no beneficiary was properly designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of such Optionee’s death may be exercised by such Optionee’s estate.
6.7Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair such Optionee’s rights or obligations under such SAR.
ARTICLE 7. RESTRICTED SHARES.
7.1Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the Employee and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
7.2Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.
7.3Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Committee may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Committee may determine, or any combination thereof. A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events.
7.4Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders, unless the Committee otherwise provides. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or

(b) be invested in additional Restricted Shares. Any such additional Restricted Shares shall be subject to the same restrictions on transfer and forfeiture as the Restricted Shares with respect to which they were paid. In addition, unless the Committee provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transfer and forfeiture as the Restricted Shares with respect to which they were paid.
7.5Modification or Assumption of Restricted Shares. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair such Participant’s rights or obligations under such Restricted Shares.
ARTICLE 8. RESTRICTED STOCK UNITS.
8.1Restricted Stock Unit Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Employee and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.
8.2Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Employee.
8.3Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement. Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Committee may determine, or any combination thereof. A Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.
8.4Voting and Dividend Equivalent Rights. The holders of Restricted Stock Units shall have no voting rights as the Company’s shareholders. Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Committee’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Common Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.
8.5Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days. Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.
8.6Death of Employee. Any Restricted Stock Units that become payable after the Employee’s death shall be distributed to the Employee’s beneficiary or beneficiaries. Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company, which beneficiary designation shall be effective only if the prescribed form is received by the Company before the Employee’s death. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Employee’s death. If no beneficiary was properly designated or if no designated beneficiary survives the Employee, then any

Restricted Stock Units that become payable after the Employee’s death shall be distributed to the Employee’s estate.
8.7Modification or Assumption of Restricted Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award. The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair such Participant’s rights or obligations under such Restricted Stock Unit.
8.8Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.
ARTICLE 9. ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.
9.1Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall be made to the following (provided, that the Committee shall determine the method and manner in which to effect such equitable adjustment):
(a)The number and kind of shares available for issuance under Article 3, including the numerical share limit in Article 3.1;
(b)The number and kind of shares covered by each outstanding Option, SAR, Restricted Stock Unit or other Award; and/or
(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing. Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Committee in its sole discretion may make a cash payment in lieu of a fractional share. Except as provided in this Article 9.1, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
9.2Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
9.3Corporate Transactions. In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the definitive transaction agreement or by the Board may include (without limitation) one or more of the following with respect to each outstanding Award:

(d)The continuation of such outstanding Award by the Company (if the Company is the surviving entity);
(e)The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a SAR shall comply with applicable tax and regulatory requirements;
(f)The substitution by the surviving entity or its parent of an equivalent award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax and regulatory requirements;
(g)In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise such Optionee’s outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionee a reasonable opportunity to exercise such Option or SAR. Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;
(h)The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment may be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the definitive transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4); or
(i)The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.
Unless an Award Agreement provides otherwise, each outstanding Award held by a Participant who remains an Employee as of the effective time of a Change in Control (a “Current Participant”) shall become fully vested and, if applicable, exercisable immediately prior to the effective time of the Change in Control, unless such Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above. The prior sentence shall not apply to an Award held by a Participant who is not a Current Participant, unless the applicable Award Agreement provides otherwise or unless the Company and the acquirer agree otherwise.
In addition, in the case of an outstanding Award as of the effective time of a Change in Control that is subject to one or more performance-based vesting conditions that have not yet been satisfied, such performance-based vesting conditions shall be deemed achieved at 100% of target levels upon the Change in Control, unless such Award is continued, assumed or substituted as provided for in clauses (a), (b) or (c) above and such performance-based vesting condition remains measurable and applicable, or unless the applicable Award Agreement provides for different treatment.
For avoidance of doubt, the Board shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s Service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
ARTICLE 10. OTHER AWARDS.
Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of cash-based, equity-based or equity-related Awards not specifically described herein that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. In addition, the Company may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.
ARTICLE 11. LIMITATION ON RIGHTS.
11.1Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
11.2Shareholders’ Rights. Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by such Participant’s Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when they become entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.
11.3Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority has not been obtained.
11.4Transferability of Awards. The Committee may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law (including to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order)). Unless otherwise determined by the Committee, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution. Any transferee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations.
11.5Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards.
11.6Other Conditions and Restrictions on Common Shares. Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Committee may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally. In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.
ARTICLE 12. TAXES.
12.1General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Committee or the Company, for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.
12.2Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to such Participant or by surrendering all or a portion of any Common Shares that they previously acquired. Such Common Shares shall be valued on the date when they are withheld or surrendered. Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting or other rules.
12.3Section 409A Matters. Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A. To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any Award Agreement shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Committee expressly provides otherwise. A 409A Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (a) six months and one day after the Participant’s separation from service or (b) the Participant’s death, but only to the extent such delay is necessary for such payment to comply with the requirements of Code Section 409A(a)(2)(B)(i). Further, no Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company, any Subsidiary, or any Affiliate. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan, including any taxes and penalties under Code Section 409A, and neither the Company, nor any Subsidiary or any Affiliate shall have any obligation to indemnify or otherwise hold such Participant or any beneficiary harmless from such taxes or penalties. With respect to any 409A Award, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Code Section 409A. For purposes of Code Section 409A, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.
12.4Limitation on Liability. Neither the Company nor any person serving on the Board or the Committee shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13. FUTURE OF THE PLAN.
13.1Term of the Plan. The Plan, as set forth herein, shall become effective on the date the Board approved the adoption of the Plan. The Plan shall terminate automatically 10 years after the date when the Board approved the adoption of the Plan, and no Award shall be granted under the Plan thereafter. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted under the Plan on or prior to such tenth anniversary, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.
13.2Amendment or Termination. Subject to Section 13.3, the Board may, at any time and for any reason, amend or terminate the Plan without shareholder approval; provided, that any amendment of the Plan shall not materially and adversely affect any of the rights or obligations of any Participant under an Award previously granted to such Participant under the Plan, without such affected Participant’s consent (except to the extent deemed necessary to comply with any applicable law, government regulation, the rules of any principal securities exchange or market on which the Common Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company). No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
13.3Shareholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by any applicable law, government regulation, or the rules of any principal securities exchange or market on which the Common Shares are then traded.
ARTICLE 14. DEFINITIONS.
14.1“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
14.2“Award” means any award granted under the Plan, including as an Option, a SAR, a Restricted Share award, a Restricted Stock Unit award or another form of cash-based, equity-based or equity-related award that the Committee determines is consistent with the purpose of the Plan and the interests of the Company.
14.3“Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
14.4“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.
14.5“Change in Control” means:
(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;
(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)A transaction in which individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by at least a majority of the members of the Incumbent Board then still in office (either by a specific vote or by approval of the proxy statement of the Company in which the individual is named as a nominee for director, without written objection to such nomination), such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, that no individual initially elected or nominated as a Board member as a result of an actual or threatened election contest with respect to Board members or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board will be deemed to be a member of the Incumbent Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment or settlement event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then, notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the payment or settlement of such Award may accelerate upon a Change in Control for purposes of the Plan or any Award Agreement only if such Change in Control also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Code Section 409A (it being understood that vesting of the Award may accelerate upon a Change in Control, even if payment or settlement of the Award may not accelerate pursuant to this sentence).
14.6“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto, and the regulations promulgated thereunder.
14.7 “Common Share” means one share of the Company’s common stock (and any stock or other securities into which such share may be converted or into which it may be exchanged).
14.8“Company” means Shapeways Holdings, Inc., a Delaware corporation.
14.9“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
14.10“Employee” means an employee of the Company, a Parent, a Subsidiary or an Affiliate (whether as a common law employee, statutory employee, or otherwise).
14.11“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the regulations promulgated thereunder.
14.12“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.
14.13“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Committee deems reliable. If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be final, conclusive and binding on all persons. Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A.
14.14“Option” means a stock option not described in Code Sections 422 or 423 granted under the Plan and entitling the Optionee to purchase Common Shares.

14.15“Optionee” means an Employee holding an Option or SAR.
14.16“Parent” means any corporation or entity (other than the Company) in an unbroken chain of corporations or entities ending with the Company, if each of the corporations or entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain. A corporation or entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
14.17“Participant” means an Employee holding an Award.
14.18“Plan” means this Shapeways Holdings, Inc. 2022 New Employee Equity Incentive Plan, as amended from time to time.
14.19“Restricted Share” means a Common Share awarded under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Restricted Stock Agreement.
14.20“Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the Employee that contains the terms, conditions and restrictions pertaining to such Restricted Share.
14.21“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.
14.22“Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the Employee that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.
14.23“SAR” means a stock appreciation right granted under the Plan.
14.24“SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Optionee’s SAR.
14.25“Securities Act” means the Securities Act of 1933, as amended, or any successor statute thereto, and the regulations promulgated thereunder.
14.26“Service” means service as an Employee. In the event of any dispute over whether and when Service has terminated, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.
14.27“Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Optionee’s Option.
14.28“Subsidiary” means any corporation or other entity (other than the Company) in an unbroken chain of corporations or entities beginning with the Company, if each of the corporations or entities other than the last corporation or entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations or entities in such chain. A corporation or entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

New Employees – Standard Form
Shapeways Holdings, Inc.
2022 New Employee Equity Incentive Plan
Notice of Stock Option Grant
You have been granted the following option to purchase Common Shares of Shapeways Holdings, Inc. (the “Company”):
Name of Optionee:    «Name»
Total Number of Shares:    «TotalShares»
Type of Option (U.S. Tax Status):    Nonstatutory Stock Option
Exercise Price per Share:    US$«PricePerShare»
Date of Grant:    «DateGrant»
Vesting Commencement Date:    «VestDay»
Vesting Schedule:    [ ]
Expiration Date:    «ExpDate». This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.
You and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2022 New Employee Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan or the Stock Option Agreement, as applicable.
The Company may, in its sole discretion, decide to deliver any documents related to options or the Plan, and all other documents that the Company is required to deliver to shareholders (including annual reports and proxy statements), by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company. You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents.

YOU FURTHER AGREE TO COMPLY WITH THE COMPANY’S INSIDER TRADING POLICY, AS IN EFFECT FROM TIME TO TIME, WHEN SELLING COMMON SHARES.

Shapeways Holdings, Inc.
2022 New Employee Equity Incentive Plan
Stock Option Agreement

Grant of Option
Subject to all of the terms and conditions set forth in the Shapeways Holdings, Inc. 2022 New Employee Equity Incentive Plan (the “Plan”), the Notice of Stock Option Grant (the “Grant Notice”), and this Stock Option Agreement (this “Agreement”), the Company has granted you an option to purchase up to the total number of shares specified in the Grant Notice at the exercise price indicated in the Grant Notice.
All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan, as applicable.

U.S. Tax Treatment	This option is intended to be a nonstatutory stock option.
Vesting
This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Grant Notice.
In no event will this option vest or become exercisable for additional Common Shares after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company.

Term of Option	This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Grant Notice. (This option will expire earlier if your Service terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.)
Termination of Service	If your Service terminates for any reason, this option will expire to the extent it is unvested as of your termination date and does not vest as a result of your termination of Service. The Company determines whether and when your Service terminates for all purposes of this option.
Regular Termination	If your Service terminates for any reason except death or total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.
Death	If your Service terminates as a result of your death, then this option, to the extent vested as of the date of your death, will expire at the close of business at Company headquarters on the date twelve months after the date of death.
Disability
If your Service terminates because of your total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date six months after your termination date.
For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than 12 months.

Leaves of Absence and Part-Time Work
For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. However, except as otherwise determined by the Company, your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on an unpaid leave of absence that lasts more than 30 days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the thirty-first day of such unpaid leave, and this option will not vest or become exercisable with respect to any additional Common Shares during the remainder of such leave. Vesting will resume when you return to active Service. If you go on a paid leave of absence, the vesting schedule specified in the Grant Notice may be suspended and/or adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.
If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

Restrictions on Exercise/ Compliance with Law
The Company will not permit you to exercise this option if the issuance of Common Shares at that time would violate any law or regulation.
Notwithstanding any other provision in the Plan, the Grant Notice or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Common Shares, the Company shall not be required to permit the exercise of this option and/or delivery of Common Shares prior to the completion of any registration or qualification of the Common Shares under any federal, state, local, or foreign securities law or under rulings or regulations of the Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any federal, state, local or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Common Shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Common Shares.

Notice of Exercise
When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form or, if the Company has designated a third party to administer the Plan, you must notify such third party in the manner such third party requires. Your notice must specify how many Common Shares you wish to purchase. The notice will be effective when the Company receives it.
However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale.
If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.
You may only exercise your option for whole Common Shares.

Form of Payment
When you submit your notice of exercise, you must make arrangements for the payment of the option exercise price for the Common Shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:
•By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer; or
•By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the option exercise price and any Tax-Related Items (as defined below). (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given in accordance with the instructions of the Company and the broker. This exercise method is sometimes called a “same-day sale.”
The Company may permit other forms of payment in its discretion to the extent permitted by the Plan.

Withholding Taxes
Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options, including, but not limited to, the grant, vesting or exercise of the option, the issuance of Common Shares upon exercise of the option, the subsequent sale of Common Shares acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the option or any aspect of the option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
You will not be allowed to exercise this option unless you make arrangements acceptable to the Company and/or the Employer to pay any Tax-Related Items that the Company and/or the Employer determine must be withheld. These arrangements include payment in cash or via the same-day sale procedure described above. With the Company’s consent, these arrangements may also include (a) withholding Common Shares of Company stock that otherwise would be issued to you when you exercise this option with a value equal to withholding taxes, (b) surrendering Common Shares that you previously acquired with a value equal to the withholding taxes, or (c) withholding cash from other compensation. The value of withheld or surrendered Common Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

Restrictions on Resale	You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option
Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or by means of a written beneficiary designation (if authorized by the Company and to the extent such beneficiary designation is valid under applicable law) which must be filed with the Company on the proper form; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or representative of the estate were you.
Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

No Retention Rights	Neither your option nor any documentation related thereto (including this Agreement, the Grant Notice and the Plan) gives you the right to be retained by the Company, a Parent, a Subsidiary, or an Affiliate in any capacity. The Company and its Parents, Subsidiaries, and Affiliates reserve the right to terminate your Service at any time, with or without cause.
Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable Tax-Related Items. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.
Recoupment Policy	This option, and the Common Shares acquired upon exercise of this option, shall be subject to recoupment or clawback under any Company policy in effect from time to time, or to the extent required by applicable law in effect at the relevant time (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted.
Adjustments	In the event of a stock split, stock dividend, reorganization and recapitalization or a similar change in Company common stock, the number of Common Shares covered by this option and the exercise price per share will be adjusted pursuant to the Plan.
Effect of Significant Corporate Transactions	If the Company is a party to a merger, consolidation, or certain change in control transactions, then this option will be subject to the applicable provisions of Article 9 of the Plan.
Amendment and Waiver
The Committee, at any time, and from time to time, may amend the terms of the Grant Notice or this Agreement; provided, however, that your rights shall not be materially and adversely affected without your written consent.
Any right of the Company contained in the Grant Notice or this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of the Grant Notice or this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial
This Agreement and the Grant Notice will be interpreted and enforced under the laws of the State of Delaware without regard to its choice-of-law provisions or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
You and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in a Delaware state or a federal court sitting in Wilmington, Delaware, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN, THE GRANT NOTICE OR THIS AGREEMENT.

Successors; Interpretation	The terms of the Grant Notice and this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of you and your beneficiaries, executors, administrators, heirs and successors. The invalidity or unenforceability of any provision of this Agreement (or the Grant Notice, as applicable) shall not affect the validity or enforceability of any other provision of this Agreement (or the Grant Notice, as applicable), and each other provision of this Agreement (or the Grant Notice, as applicable) shall be severable and enforceable to the extent permitted by law. The headings of the sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of the Grant Notice or this Agreement. Pronouns and other words of gender shall be read as gender-neutral. Words importing the plural shall include the singular and the singular shall include the plural. Each of the Grant Notice and this Agreement may be entered into in counterparts.
The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. The Committee shall have final authority to interpret and construe the Plan, the Grant Notice and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon you and all other persons in respect of any questions arising under the Plan, the Grant Notice or this Agreement.
This Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.
Notwithstanding any provisions in the Grant Notice or this Agreement, if you are located outside of the United States, the options shall be subject to any special terms, conditions or notifications for your country. Moreover, if you relocate to another country, any special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

BY ACCEPTING THIS OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

New Employees – Standard Form

Shapeways Holdings, Inc.
2022 New Employee Equity Incentive Plan
Notice of Restricted Stock Unit Award
You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one Common Share of Shapeways Holdings, Inc. (the “Company”), on the following terms:
Name of Recipient:    «Name»
Total Number of RSUs Granted:    «TotalRSUs»
Date of Grant:    «DateGrant»
Vesting Commencement Date    «VestCommDate»
Vesting Schedule:    [ ]
You and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s 2022 New Employee Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement, both of which are attached to, and made a part of, this document. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan or the Restricted Stock Unit Agreement, as applicable.
The Company may, in its sole discretion, decide to deliver any documents related to RSUs or the Plan, and all documents that the Company is required to deliver to shareholders (including annual reports and proxy statements), by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company). You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company. You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents.
YOU FURTHER AGREE TO COMPLY WITH THE COMPANY’S INSIDER TRADING POLICY, AS IN EFFECT FROM TIME TO TIME, WHEN SELLING COMMON SHARES.

Shapeways Holdings, Inc.
2022 New Employee Equity Incentive Plan
Restricted Stock Unit Agreement

Grant of RSUs
Subject to all of the terms and conditions set forth in the Shapeways Holdings, Inc. 2022 New Employee Equity Incentive Plan (the “Plan”), the Notice of Restricted Stock Unit Award (the “Grant Notice”), and this Restricted Stock Unit Agreement (the “Agreement”), the Company has granted to you the number of RSUs set forth in the Grant Notice.
All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan, as applicable.

Nature of RSUs	Your RSUs are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Common Shares on a future date, subject to the terms and conditions of this Agreement, the Grant Notice and the Plan. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.
Payment for RSUs	No payment is required for the RSUs that you are receiving.
Vesting
The RSUs vest in accordance with the vesting schedule set forth in the Grant Notice.
In no event will any additional RSUs vest after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company.
The Company determines whether and when your Service terminates for all purposes of your RSUs.

Termination of Service/Forfeiture	If your Service terminates for any reason, then your RSUs will be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination of your Service. This means that any RSUs that have not vested under this Agreement will be cancelled immediately. You will receive no payment for RSUs that are forfeited.
Leaves of Absence and Part-Time Work
For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. However, except as otherwise determined by the Company, your Service terminates when the approved leave ends, unless you immediately return to active work.
If you go on an unpaid leave of absence that lasts more than thirty days, then, to the extent permitted by applicable law, the vesting schedule specified in the Grant Notice will be suspended on the thirty-first day of such unpaid leave, and this award will not vest with respect to any additional RSUs during the remainder of such leave. Vesting will resume when you return to active Service. If you go on a paid leave of absence, the vesting schedule specified in the Grant Notice may be suspended and/or adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.
If you commence working on a part-time basis, the Company may adjust the vesting schedule so that the rate of vesting is commensurate with your reduced work schedule.

Settlement of RSUs
Each RSU will be settled as soon as practicable on or following the date when it vests, and in any event within the “short-term deferral period” as defined under Code Section 409A. At the Committee’s discretion, settlement may occur on fixed dates established by the Committee for settlement of RSUs. In no event will you be permitted, directly or indirectly, to specify the taxable year of settlement of any RSUs subject to this award.
At the time of settlement, you will receive one Common Share for each vested RSU (plus payment of any dividend equivalents).

Section 409A
Settlement of these RSUs is intended to be exempt from the application of Code Section 409A pursuant to the “short-term deferral” exemption under Treasury Regulation Section 1.409A-1(b)(4), and this Agreement and the Grant Notice shall be administered and interpreted in a manner that complies with such exemption.
Notwithstanding the foregoing, if it is determined that settlement of these RSUs is not exempt from Code Section 409A and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), then this paragraph will apply. If this paragraph applies, and the event triggering settlement is your “separation from service,” then any RSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death.
Each installment of RSUs that vests is hereby designated as a separate payment for purposes of Code Section 409A.

No Voting Rights; Dividend Equivalents	Your RSUs carry neither voting rights nor rights to cash dividends. You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Common Shares. Each of your RSUs shall be credited with dividend equivalents, which shall be withheld by the Company for your account. Dividend equivalents credited to your account and attributable to an RSU shall be distributed (without interest) to you at the same time as the underlying Common Share is delivered upon settlement of such RSU and if such RSU is forfeited, you shall have no right to such dividend equivalents. Dividend equivalents may be payable, in the discretion of the Company, (x) in cash, (y) in Common Shares with a Fair Market Value as of the date the RSUs are settled equal to the dividend equivalents, or (z) in an adjustment to the underlying number of Common Shares subject to the RSUs.

RSUs Nontransferable
The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered (a “Transfer”) by you other than by will or by the laws of descent and distribution, to your family members, a trust or entity established by you for estate planning purposes, a charitable organization designated by you, pursuant to a qualified domestic relations order or as otherwise permitted under the Plan; provided, that in case of any such permitted transfer, (i) the vesting, forfeiture and clawback provisions shall continue to relate to your Service and any termination thereof and (ii) such transfer shall be subject to such advance notice and other rules and requirements as determined by the Committee in its sole discretion. Any attempted Transfer of the RSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the RSUs, shall be null and void and without effect. In addition, regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in your RSUs in any way.

Beneficiary Designation
You may dispose of your RSUs in a written beneficiary designation if authorized by the Company and to the extent such beneficiary designation is valid under applicable law. Any beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you do not file any beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested RSUs that you hold at the time of your death.

Withholding Taxes
Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of Common Shares upon vesting of the RSUs, the subsequent sale of Common Shares acquired pursuant to such issuance and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
No Common Shares will be distributed to you pursuant to the RSUs unless you have made arrangements satisfactory to the Company and/or the Employer for the payment of any Tax-Related Items that the Company and/or the Employer determine must be withheld. In this regard, you authorize the Company to satisfy your Tax-Related Items by one or a combination of the following, as determined by the Committee.
•Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer;
•Instructing a brokerage firm selected by the Company for this purpose to sell on your behalf a number of whole shares of Company stock to be issued to you when the RSUs are settled that the Company determines are appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items. This method of satisfying your Tax-Related Items is referred to as “sale-to-cover”.  You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price. Regardless of whether the Company arranges for such sale, you will be responsible for all fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale;
•Withholding Common Shares that would otherwise be issued to you when the RSUs are settled equal in value to the Tax-Related Items. The fair market value of the withheld Common Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items; or

•Any other means approved by the Committee.

To the extent the Committee elects to satisfy the Tax-Related Items by means of sale-to-cover, you hereby authorize the Company to instruct the broker whom it has selected for this purpose to sell a number of Common Shares to be issued upon settlement of your RSUs necessary to satisfy the Tax-Related Items.

You agree to pay to the Company in cash any amount of Tax-Related Items that the Company does not elect to satisfy by the means described above. To the extent you fail to make satisfactory arrangements for the payment of any required withholding taxes, you will permanently forfeit the applicable RSUs (and related underlying Common Shares and any related dividend equivalents).

Restrictions on Issuance
The Company will not issue any Common Shares to you if the issuance of Common Shares at that time would violate any law or regulation.
Notwithstanding any other provision in the Plan, the Grant Notice or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Common Shares, the Company shall not be required to issue any Common Shares to you prior to the completion of any registration or qualification of the Common Shares under any federal, state, local or foreign securities law or under rulings or regulations of the Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any federal, state, local or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Company’s shares with the SEC or any state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

Restrictions on Resale	You agree not to sell any shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.
No Retention Rights	Neither your award nor any documentation related thereto (including this Agreement, the Grant Notice and the Plan) gives you the right to be retained by the Company, a Parent, a Subsidiary or an Affiliate in any capacity. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.
Adjustments	In the event of a stock split, stock dividend, reorganization and recapitalization or a similar change in Company stock, the number of your RSUs will be adjusted pursuant to the Plan.
Effect of Significant Corporate Transactions
If the Company is a party to a merger, consolidation, or certain change in control transactions, then your RSUs will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either (a) preserve the exemption of your RSUs from Code Section 409A or (b) comply with Code Section 409A.

No Fractional Shares	No fractional Common Shares will be issued upon settlement. In lieu of issuing a fractional Common Share resulting from an adjustment of the RSUs pursuant to the Plan or otherwise, the Company shall be entitled to pay to you a cash amount equal to the Fair Market Value of such fractional Common Share.
Recoupment Policy
This award, and the Common Shares acquired upon settlement of this award, shall be subject to recoupment or clawback under any Company policy in effect from time to time, or to the extent required by applicable law in effect at the relevant time (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any applicable securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted.

Amendment and Waiver
The Committee, at any time, and from time to time, may amend the terms of the Grant Notice or this Agreement; provided, however, that your rights shall not be materially and adversely affected without your written consent.
Any right of the Company contained in the Grant Notice or this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of the Grant Notice or this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial
This Agreement and the Grant Notice will be interpreted and enforced under the laws of the State of Delaware without regard to its choice-of-law provisions or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
You and the Company (on behalf of itself and its Affiliates) each consents to jurisdiction in a Delaware state or a federal court sitting in Wilmington, Delaware, and each waives any other requirement (whether imposed by statute, rule of court or otherwise) with respect to personal jurisdiction or service of process and waives any objection to jurisdiction based on improper venue or improper jurisdiction. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY, IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE PLAN, THE GRANT NOTICE OR THIS AGREEMENT.

Successors; Interpretation	The terms of the Grant Notice and this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of you and your beneficiaries, executors, administrators, heirs and successors. The invalidity or unenforceability of any provision of this Agreement (or the Grant Notice, as applicable) shall not affect the validity or enforceability of any other provision of this Agreement (or the Grant Notice, as applicable), and each other provision of this Agreement (or the Grant Notice, as applicable) shall be severable and enforceable to the extent permitted by law. The headings of the sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of the Grant Notice or this Agreement. Pronouns and other words of gender shall be read as gender-neutral. Words importing the plural shall include the singular and the singular shall include the plural. Each of the Grant Notice and this Agreement may be entered into in counterparts.
The Plan and Other Agreements
The text of the Plan is incorporated in this Agreement by reference. The Committee shall have final authority to interpret and construe the Plan, the Grant Notice and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon you and all other persons in respect of any questions arising under the Plan, the Grant Notice or this Agreement.
The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded.
Notwithstanding any provisions in the Grant Notice or this Agreement, if you are located outside of the United States, the RSUs shall be subject to any special terms, conditions or notifications for your country. Moreover, if you relocate to another country, any special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

BY ACCEPTING THIS RSU AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.